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                                [LETTERHEAD]


                                June 15, 1998


99CENTS Only Stores
4000 Union Pacific Avenue
City of Commerce, California 90023

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, File No. 333-50515 filed by 99CENTS Only Stores, a California corporation (the "Company"), with the Securities and Exchange Commission on April 20, 1998, as amended by Amendment No. 1 to Registration Statement (the "Registration Statement"), in order to register under the Securities Act of 1933, as amended (the "Securities Act"), up to 374,271 shares of the Common Stock, no par value per share (the "Common Stock"), of the Company (the "Company Shares") and any additional shares of Common Stock which may be registered pursuant to Rule 462(b) under the Securities Act (the "Additional Shares", and together with the Company Shares, the "Shares") in connection with the Company's exchange offer of one share of the Company's Common Stock for each 16 shares of the common stock, $0.05 par value per share, of Universal International, Inc. (the "Exchange Offer"). In connection with the proposed Exchange Offer, the Company has filed the Registration Statement and may file an additional registration statement to register the Additional Shares pursuant to Rule 462(b) (the "Abbreviated Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the Additional Shares under the Securities Act.

     We are of the opinion that (i) the Company Shares and the Additional Shares have been duly authorized and, upon issuance in conformity with and pursuant to the Registration Statement, and receipt by the Company of the shares of Universal common stock therefor as specified in the Registration Statement, the Company Shares and the Additional Shares will be legally and validly issued, fully paid and non-assessable.

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99CENTS Only Stores
June 15, 1998
Page 2


     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the Abbreviated Registration Statement and to the reference to our firm under the caption "Legal Opinion". This opinion may be incorporated by reference into the Abbreviated Registration Statement.

                         Respectfully submitted,

                         /s/ Troop Meisinger Steuber & Pasich, LLP

                         TROOP MEISINGER STEUBER & PASICH, LLP